UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 10, 2012


                       OAKRIDGE HOLDINGS, INC.
       (Exact name of registrant as specified in its charter)


   Minnesota	               0-1937	             41-0843268
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)


400 WEST ONTARIO STREET, CHICAGO, ILLINOIS              60654
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code (312) 505-9267


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.07.  Submission of Matters to a Vote of Security Holders

On December 10, 2012, we held an annual meeting of shareholders. At the annual meeting, the shareholders voted upon (1) the election of directors to serve until our 2013 annual meeting of shareholders and (2) the ratification of the appointment of Moquist Thorvilson Kaufmann &
Pieper, LLC as our independent auditors for the fiscal year ending
June 30, 2013. Each of Robert B. Gregor, Robert C. Harvey, Stewart Levin, Lester Lind, and Pamela Whitney were elected to serve as our directors. In addition, the shareholders ratified the appointment of Moquist Thorvilson Kaufman & Pieper, LLC as our independent auditors for the fiscal year ending June 30, 2013. In particular, the proposals received the following votes:


Proposal 1: The election of directors to serve until our 2013 annual meeting of shareholders.

                           For        Withheld       Broker Non-Votes

Robert B. Gregor       520,350           4,100                422,553
Robert C. Harvey       520,350           4,100                422,553
Stewart Levin          519,750           4,600                422,553
Lester Lind            519,750           4,600                422,553
Pamela Whitney         519,750           4,600                422,553



Proposal 2: The ratification of the appointment of Moquist Thorvilson
            Kaufmann & Pieper, LLC as our independent auditors for the fiscal year ending June 30, 2013.

                For          Against          Abstain

            774,895            4,700              400




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    OAKRIDGE HOLDINGS, INC.


Date:  December 13, 2012             /s/ Robert C. Harvey

                                    Robert C. Harvey
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and
                                    Chairman of the Board of Directors